UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2003

1-6880
(Commission File Number)

U.S. BANCORP
 (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	41-0255900 (I.R.S. Employer Identification Number)

800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)

(612) 973-1111
(Registrant’s telephone number, including area code)

(not applicable)
(Former name or former address, if changed since last report)

ITEM 9. REGULATION F-D DISCLOSURE.
SIGNATURES

ITEM 9. REGULATION F-D DISCLOSURE.

     U.S. Bancorp Piper Jaffray (Piper Jaffray) today announced the names of six individuals expected to serve as outside members on the board of directors of Piper Jaffray Companies. U.S. Bancorp announced its plan earlier this year to spin off its wholly owned subsidiary, U.S. Bancorp Piper Jaffray, to U.S. Bancorp shareholders in a tax-free stock dividend distribution. The new, independent company will be named Piper Jaffray Companies. The transaction is expected to be completed in December 2003 and remains subject to various conditions, approvals and registration requirements.

     The individuals named include Michael R. Francis, Executive Vice President, Marketing for Target Corporation; Donald B. Hebb, Jr., Managing General partner of ABS Capital Partners; B. Kristine Johnson, President and Managing Partner of Affinity Capital Management; Samuel L. Kaplan, partner with the law firm of Kaplan, Strangis and Kaplan, P.A.; Frank L. Sims, Corporate Vice President, Transportation and Product Assurance for Cargill, Inc.; and Richard A. Zona, Chairman and Chief Executive Officer of Zona Financial LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By /s/ Terrance R. Dolan Name: Terrance R. Dolan Title: Executive Vice President and Controller

     DATE: October 23, 2003